UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2008

ALTRIA GROUP, INC.

(Exact name of registrant as specified in its charter)

Virginia	1-8940	13-3260245
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6601 West Broad Street, Richmond, Virginia	23230
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (804) 274-2200

120 Park Avenue, New York, New York 10017

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of the close of business on March 28, 2008, the separation of Philip Morris International Inc. (“PMI”) from Altria Group, Inc. (“Altria”) and the distribution of 100% of the shares of PMI to Altria’s shareholders was completed (the “Distribution”). In connection with the Distribution, Altria entered into certain agreements with PMI to define responsibility for obligations arising before and after the Distribution, including, among others, obligations relating to transition services, employees, taxes and intellectual property.

On March 28, 2008, Altria Corporate Services, Inc., a subsidiary of Altria (“ALCS”), entered into a Transition Services Agreement (the “Transition Services Agreement”) with PMI pursuant to which ALCS will provide a variety of services to PMI for a period of time following the Distribution not to exceed twenty-four months. The transition services include consulting services related to risk management, benefit administration and information technology as well as the transfer of transaction processing (accounts payable and expense reports) for certain Latin American markets.

On March 28, 2008, Altria entered into an Employee Matters Agreement (the “Employee Matters Agreement”) with PMI. The Employee Matters Agreement governs Altria’s and PMI’s respective obligations with respect to employees, compensation plans, treatment of holders of Altria stock options, restricted stock and deferred stock with respect to PMI, and cooperation between the companies in the sharing of employee information and maintenance of confidentiality.

On March 28, 2008, Altria entered into a Tax Sharing Agreement (the “Tax Sharing Agreement”) with PMI. The Tax Sharing Agreement generally governs Altria’s and PMI’s respective rights, responsibilities and obligations for pre-distribution periods and for potential taxes on the Distribution. With respect to any potential taxes resulting from the Distribution, responsibility for such tax will be allocated to the party that acted (or failed to act) in a manner which resulted in such tax.

Effective as of January 1, 2008, Philip Morris USA Inc., a subsidiary of Altria (“PM USA”), entered into an Intellectual Property Agreement (the “Intellectual Property Agreement”) with PMI. The Intellectual Property Agreement governs the ownership of intellectual property between PMI and PM USA. Ownership of the jointly funded intellectual property has been allocated as follows: (i) PMI owns all rights to the jointly funded intellectual property outside the United States, its territories and possessions and (ii) PM USA owns all rights to the jointly funded intellectual property in the United States, its territories and possessions. Ownership of intellectual property related to patent applications and resulting patents based solely on the jointly funded intellectual property, regardless when filed or issued, will be exclusive to PM USA in the United States, its territories and possessions and exclusive to PMI everywhere else in the world. Additionally, the Intellectual Property Agreement contains provisions concerning intellectual property that is independently developed by PMI or PM USA following the Distribution.

The foregoing descriptions of the Transition Services Agreement, the Employee Matters Agreement, the Tax Sharing Agreement and the Intellectual Property Agreement are qualified in their entirety by reference to the complete terms and conditions of these agreements which are attached as Exhibits 10.1—10.4 to this Current Report on Form 8-K and are incorporated herein by reference in their entirety.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    Resignation and Appointment of Directors

In connection with the Distribution, on March 27, 2008, the following directors resigned from the Board of Directors of Altria: Harold Brown, Mathis Cabiallavetta, Louis C. Camilleri, J. Dudley Fishburn, Lucio A. Noto, John Reed and Stephen M. Wolf.

Immediately following resignation of the foregoing directors, the Board of Directors of Altria appointed Gerald L. Baliles, Dinyar S. Devitre, Thomas F. Farrell II and Michael E. Szymanczyk to fill vacancies created on the Board of Directors.

There are no arrangements or understandings pursuant to which these individuals were selected as directors, and there are no related party transactions between these individuals and Altria.

    Appointment of Directors to the Committees

Audit Committee. The following directors were appointed to the Audit Committee: Dr. Elizabeth E. Bailey, Thomas F. Farrell II, Robert E. R. Huntley, Thomas W. Jones and George Muñoz. Mr. Muñoz was appointed Committee Chair.

Compensation Committee. The following directors were appointed to the Compensation Committee: Dr. Elizabeth E. Bailey, Gerald L. Baliles, Thomas F. Farrell II, Robert E. R. Huntley and Thomas W. Jones. Mr. Huntley was appointed Committee Chair.

Executive Committee. The following directors were appointed to the Executive Committee: Dr. Elizabeth E. Bailey, Robert E. R. Huntley, Thomas W. Jones, George Muñoz and Michael E. Szymanczyk. Mr. Szymanczyk was appointed Committee Chair.

Finance Committee. The following directors were appointed to the Finance Committee: Dr. Elizabeth E. Bailey, Gerald L. Baliles, Dinyar S. Devitre, Robert E. R. Huntley, Thomas W. Jones and George Muñoz. Mr. Jones was appointed Committee Chair.

Nominating, Corporate Governance and Social Responsibility Committee. The following directors were appointed to the Nominating, Corporate Governance and Social Responsibility Committee: Dr. Elizabeth E. Bailey, Gerald L. Baliles, Thomas F. Farrell II, Robert E. R. Huntley and George Muñoz. Dr. Bailey was appointed Committee Chair.

    Resignation and Appointment of Officers

In connection with the Distribution, the following individuals resigned from the positions listed below effective as of 4:59 p.m. on March 28, 2008:

Louis C. Camilleri	Chairman and Chief Executive Officer
Dinyar S. Devitre	Senior Vice President and Chief Financial Officer
Steven C. Parrish	Senior Vice President, Corporate Affairs
Joseph A. Tiesi	Vice President and Controller
Charles R. Wall	Senior Vice President and General Counsel

Also, as previously disclosed, in connection with the Distribution, André Calantzopoulos, who has served as Chief Executive Officer of PMI, will continue to serve PMI as Chief Operating Officer, and will no longer be an executive officer of Altria as of March 28, 2008.

The following individuals were appointed to serve Altria in the positions listed below effective as of 5:00 p.m. on March 28, 2008:

Michael E. Szymanczyk, age 59, Chairman and Chief Executive Officer. Mr. Szymanczyk serves as Chairman and Chief Executive Officer of Altria and Chairman, President and Chief Executive Officer of PM USA. He was named as Altria’s Chairman and Chief Executive Officer in March 2008. Mr. Szymanczyk has been the Chief Executive Officer of PM USA since 1997 and joined the company in 1990 as Senior Vice President of Sales.

David Beran, age 53, Executive Vice President and Chief Financial Officer. Mr. Beran serves as Executive Vice President and Chief Financial Officer of Altria. He served as Executive Vice President and Chief Financial Officer for Philip Morris USA beginning in July 2007. From June 2005 to July 2007, he served as Executive Vice President of Finance, Planning & Information for Philip Morris USA. From 2002 through 2005, he served as Philip Morris USA’s Executive Vice President, Strategy, Communication and Consumer Contact.

Linda M. Warren, age 59, Vice President and Controller. Ms. Warren serves Altria as Vice President and Controller. Previously, she served as Vice President and Controller of Philip Morris USA beginning in 2005, and prior to that as Assistant Controller, Accounting and Administration, beginning in 1998.

    Compensatory Arrangements of Certain Officers

In connection with his appointment as the Chairman and Chief Executive Officer of Altria effective March 28, 2008, the Compensation Committee of Altria promoted Mr. Szymanczyk to Salary Band A. His base salary for 2008 remained unchanged at $1,200,000. Mr. Szymanczyk’s Annual Incentive Award target for 2008 was set at 150% of base salary and Long-Term Incentive Plan target at 250% of cumulative base salary over a three-year period in accordance with his promotion to Salary Band A. The Committee also decided to limit the total pension that Mr. Szymanczyk might receive upon his future retirement from the Company to a maximum of $30 million. No annual equity target was set for Mr. Szymanczyk.

In connection with his appointment as Executive Vice President and Chief Financial Officer of Altria effective March 28, 2008, Mr. Beran’s annual base salary for 2008 was set at $735,000. His Annual Incentive Award target for 2008 was set at 90% of base salary and his Long-Term Incentive Plan target was set at 200% of cumulative base salary over a three-year period. His annual equity target was set at $1,475,000.

In connection with her appointment as Vice President and Controller of Altria effective March 28, 2008, Linda Warren’s base salary for 2008 was set at $320,000. Her Annual Incentive Award target for 2008 was set at 55% of base salary and her Long-Term Incentive Plan target was set at 60% of cumulative base salary over a three-year period. Her annual equity target was set at $250,000.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Distribution, on March 27, 2008, the Board of Directors of Altria amended Article II, Section 2 of its By-laws, as amended, in order to reduce the size of the Board from eleven (11) to eight (8) directors. The text of the Amended and Restated By-laws is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 8.01. Other Events.

On March 28, 2008, Altria issued a press release announcing that the distribution of 100% of the common stock of PMI to Altria’s shareholders was made to shareholders of record as of 5:00 p.m. New York City Time on March 19, 2008 (the record date). Altria shareholders received one share of PMI common stock for every share of Altria common stock outstanding as of the record date.

A copy of the press release issued by Altria is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference in its entirety.

Following the spin-off, the address of Altria Group, Inc.’s corporate headquarters will be 6601 West Broad Street, Richmond, Virginia 23230.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

3.1	Amended and Restated By-laws of Altria Group, Inc.
10.1	Transition Services Agreement by and between Altria Corporate Services, Inc. and Philip Morris International Inc. dated as of March 28, 2008.
10.2	Employee Matters Agreement by and between Altria Group, Inc. and Philip Morris International Inc. dated as of March 28, 2008.
10.3	Tax Sharing Agreement by and between Altria Group, Inc. and Philip Morris International Inc. dated as of March 28, 2008.
10.4	Intellectual Property Agreement by and between Philip Morris USA Inc. and Philip Morris International Inc. dated as of January 1, 2008.
99.1	Altria Group, Inc. Press Release dated March 28, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTRIA GROUP, INC.

By:	/s/ Sean X. McKessy
	Name:	Sean X. McKessy
	Title:	Corporate Secretary

DATE: March 28, 2008

INDEX TO EXHIBITS

Exhibit No.	Description

3.1	Amended and Restated By-laws of Altria Group, Inc.

10.1	Transition Services Agreement by and between Altria Corporate Services, Inc. and Philip Morris International Inc. dated as of March 28, 2008.

10.2	Employee Matters Agreement by and between Altria Group, Inc. and Philip Morris International Inc. dated as of March 28, 2008.

10.3	Tax Sharing Agreement by and between Altria Group, Inc. and Philip Morris International Inc. dated as of March 28, 2008.

10.4	Intellectual Property Agreement by and between Philip Morris USA Inc. and Philip Morris International Inc. dated as of January 1, 2008.

99.1	Altria Group, Inc. Press Release dated March 28, 2008.